Exhibit 99.3
	PFIZER INC
	SEGMENT/PRODUCT REVENUES
	THIRD QUARTER 1999
(millions of dollars)

	***********QUARTER-TO-DATE************
	WORLDWIDE			U.S.			INTERNATIONAL
	1999	1998	% Chg	1999	1998	% Chg	1999	1998	% Chg
TOTAL REVENUES	6,746	5,753	17	4,107	3,455	19	2,639	2,298	15

PHARMACEUTICALS	5,375	4,471	20	3,441	2,851	21	1,934	1,620	19
TOTAL HUMAN PHARMACEUTICALS	4,945	4,069	22	3,219	2,658	21	1,726	1,411	22
- CARDIOVASCULAR DISEASES	2,280	1,783	28	1,380	1,104	25	900	679	33
LIPITOR	995	578	72	730	427	71	265	151	75
NORVASC	778	662	17	358	335	7	420	327	28
CARDURA	195	172	13	90	85	5	105	87	21
ACCUPRIL/ACCURETIC	135	120	12	73	63	15	62	57	9
PROCARDIA XL	122	187	(35)	122	187	(35)	0	0	---
- INFECTIOUS DISEASES	751	752	---	434	432	---	317	320	(1)
ZITHROMAX	224	189	18	170	138	23	54	51	4
DIFLUCAN	246	225	9	115	111	4	131	114	14
VIRACEPT	112	134	(16)	112	107	5	0	27	(100)
TROVAN	(8)	41	---	(2)	41	---	(6)	0	---
- CENTRAL NERVOUS SYSTEM DISORDERS	845	702	20	675	567	19	170	135	26
ZOLOFT	520	480	8	416	394	6	104	86	21
NEURONTIN	237	132	79	207	113	84	30	19	52
ARICEPT*	23	15	49	0	0	---	23	15	49
- DIABETES	211	249	(15)	202	241	(16)	9	8	10
GLUCOTROL XL	68	57	19	65	55	18	3	2	45
REZULIN	134	181	(26)	133	181	(26)	1	0	274
- ALLERGY	144	119	21	143	117	22	1	2	(15)
ZYRTEC	143	117	22	142	115	22	1	2	(15)
- VIAGRA	245	138	77	158	112	40	87	26	239
- ALLIANCE REVENUE (Aricept and Celebrex)	183	15	M+	169	17	913	14	(2)	---
- CAPSUGEL	97	85	14	43	39	12	54	46	16
- ANIMAL HEALTH	333	317	5	179	154	16	154	163	(5)

CONSUMER PRODUCTS	1,371	1,282	7	666	604	10	705	678	4
- CONSUMER HEALTH CARE PRODUCTS	626	573	9	402	362	11	224	211	6
- CONFECTIONERY PRODUCTS	481	470	2	165	162	2	316	308	3
- SHAVING PRODUCTS	212	193	10	77	60	29	135	133	1
- TETRA	52	46	12	22	20	11	30	26	13

 * - Represents direct sales under license agreement with Eisai Co., Ltd.

M+ - Change greater than one thousand percent.

Restated to reflect the merger with Warner-Lambert Company in June 2000, which was accounted for as a pooling of interests.

Certain amounts and percentages may reflect rounding adjustments.

Certain prior year data have been reclassified to conform to the current year presentation.